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                                                                    EXHIBIT 10.5


                           TERMINAL SERVICES AGREEMENT


          THIS TERMINAL SERVICES AGREEMENT is made and entered into as of the of November 1, 2002 (the "Effective Date"), by and between MARTIN OPERATING PARTNERSHIP L.P. (hereinafter referred to as "Owner"), and MARTIN GAS SALES LLC (hereinafter referred to as "Customer").

WITNESSETH:

          WHEREAS, the Owner operates a marine terminal facility located 4118 Pendola Point Road in Tampa, Florida (the "Terminal Facility") under the terms of that certain Agreement of Lease, dated December 16, 1976, between Owner, as assignee, and the Tampa Port Authority (the "Port Authority Lease"); and

         WHEREAS, the Customer is in the petroleum products ("Products") distribution business; and

          WHEREAS, it is the desire of the Owner and the Customer that the Customer's Product be throughput at the Terminal Facility and that the Owner provide unloading, handling, storage, out-loading and other terminal services with respect to the Customer's Product at the Terminal Facility, all on the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Owner and the Customer agree that the Owner shall provide the hereinafter described terminal services with respect to the Customer's Product at the Terminal Facility, on the terms and conditions hereinafter provided:

1. TERM OF AGREEMENT. The term of this Agreement shall begin on the Effective Date and shall end on the third anniversary of the Effective Date. Thereafter, the term shall automatically renew from year to year, unless either party gives written notice at least thirty (30) days prior to the expiration of the applicable term.

2. OWNER'S DUTIES. In consideration of the compensation provided in Section 3 hereof, the Owner shall provide the following services ("Customer Services') to the Customer at the Terminal Facility:

         (a) UNLOADING. HANDLING AND STORAGE SERVICES. The Customer shall deliver Product (consisting of # 2 fuel oil) to the Terminal Facility by marine vessel. All such deliveries shall fully comply with the terms and conditions of the Port Authority Lease. The Owner shall unload the Customer's Product from such marine vessels in accordance with prevailing industry



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                  standards relating to the handling of petroleum products. The
                  Owner shall transfer the Product to, store the Product in, the following storage tank at the Terminal Facility:

                   TANK NUMBER                                 CAPACITY
                   -----------                                 --------

                   Tank #5                                    80,000 barrels

                  Tank #5 shall be reserved and dedicated at all times for the exclusive use of Customer.

         (b) OUT-LOADING SERVICES. The Customer's Product may be removed from the Terminal Facility by marine vessel or truck. The Owner shall provide all out-loading services necessary to permit the Customer to transfer Product from the storage tanks at the Terminal Facility to the Customer's designated trucks or marine vessels for removal from the Terminal Facility.

         (c) INVENTORY SERVICES. The Owner shall provide to the Customer daily inventory reports of Customer's Product, containing reports as to receipts and withdrawals of Customer Product, and the balance as of the close of business of the immediately preceding day.

3. OWNER'S COMPENSATION. For the terminal services performed by it hereunder, the Owner shall receive the following compensation from the Customer:

         (a) TANK LEASE FEE. The Customer shall pay the Owner the following compensation for services (the "Tank Lease Fee"). This fee shall be fixed during the first year of this Agreement and thereafter adjusted according to Section 3(c) below:

                                    TANK                                      LEASE FEE
                                    ----                                      ---------
                                    Tank #5                              $20,000.00 per month

         (b) WHARFAGE: DOCKAGE AND DEMURRAGE. The Tank Lease Fee does not include wharfage fees to the Tampa Port Authority. The Customer shall pay wharfage fees along with any other fees due to or required by the Tampa Port Authority, including future increases in the fees. Dock scheduling and usage shall also be subject to the regulations of the Tampa Port Authority.

         (c) TANK FEE ADJUSTMENTS. The Tank Lease Fee shall be adjusted annually as follows. The Tank Lease Fee shall be adjusted (both upward and downward as hereinafter provided) by a factor equal to the increase or





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                  decrease, as the case may be, in the Consumer Price Index. The adjustment shall be calculated annually in October of each year, commencing in October 2003 based on Consumer Price Index statistics for the two preceding Septembers. The adjustment shall be calculated as follows: The Tank Lease Fee in effect shall be multiplied by a factor equal to the amount of the increase or decrease, as the case may be, in the Consumer
                  Price Index for the immediately preceding month of September, over the Consumer Price Index for September of the preceding year. For purposes hereof, the term "Consumer Price Index" shall mean the "Consumer Price Index for Urban Wage Earners and Clerical Workers (1967=100)" specified for "All Items. United States" compiled by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"). In event the Index shall be converted to a different standard reference base or otherwise revised, the determination of the percentage change shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then as shall be reasonably determined by the parties.

4. TITLE TO PRODUCT. Title to all of the Customer's Product received, stored and handled by the Owner at the Terminal Facility shall remain at all times in the name of the Customer. The Customer agrees not to deliver for storage at the Terminal Facility any Product which may not be lawfully stored on the premises of the Terminal Facility or any Product injurious to the premises or facilities, or which would render the facilities unfit, after cleaning, for the proper storage of similar products, or Products.

5. ASSIGNMENT. Neither party shall assign this Agreement without the express written consent of the other party.

6. FACILITY. TANK AND EQUIPMENT CONDITION. The Owner shall, at its sole cost and expense, provide and maintain all handling and storage equipment and facilities necessary to the performance of its services hereunder, including without limitation the storage tank, in compliance with prevailing industry standards and all applicable Laws (as such term is defined in Section 7 below) as they may exist from time to time.

7. CUSTOMERS COMPLIANCE WITH LAWS. In the conduct of its business on the premises of the Terminal Facility, the Customer shall comply in all material respects with all federal, state and local laws, ordinances, decrees, orders, regulations, permits or other requirements having the force of law (hereinafter, the "Laws").

8. ENTIRE AGREEMENT AND AMENDMENT. This Terminal Services Agreement shall constitute the entire agreement concerning the subject hereof between the parties superseding all previous agreements, negotiations and representations made prior or contemporaneous to the date hereof. This Agreement shall be modified or amended





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only by written agreement executed by both parties hereto.

9. CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         EXECUTED as of the date first set forth above.

MARTIN GAS SALES LLC - FUEL OIL SALES

      BY:  MARTIN RESOURCE MANAGEMENT CORPORATION,
      ITS SOLE MEMBER

         BY: /s/ RUBEN S. MARTIN, III
         NAME: RUBEN S. MARTIN, III
         TITLE: PRESIDENT


MARTIN OPERATING PARTNERSHIP L.P.

BY:  MARTIN OPERATING GP LLC, ITS GENERAL PARTNER

         BY:  MARTIN RESOURCE LLC, ITS SOLE MEMBER

                  BY:  MARTIN RESOURCE MANAGEMENT CORPORATION,
                       ITS SOLE MEMBER

                           BY: /s/ RUBEN S. MARTIN, III
                           NAME: RUBEN S. MARTIN, III
                           TITLE: PRESIDENT